SECOND AMENDMENT
TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and dated as of March 30, 2007 and amends the Credit Agreement dated as of May 25, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement") among MENTOR CORPORATION, a Minnesota corporation (the "Borrower"), BANK OF THE WEST, a California banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent"), UNION BANK OF CALIFORNIA, N. A., a national banking association, as Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Documentation Agent, and the Lenders from time to time party thereto.

The Borrower, the Administrative Agent and the Lenders wish to amend the Credit Agreement in certain respects and, therefore, for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Amendment.

1(a)  Restricted Payments.  Paragraphs 8(f)(6) and 8(f)(7) of the Credit Agreement are amended to read as follows:

"(6)         declare or pay cash dividends in any four consecutive fiscal quarters, determined on the date declared, not in excess of $0.90 per share of common stock of the Borrower; and

(7)  on and after the effective date of the Second Amendment to this Agreement, the Borrower and its Subsidiaries may purchase, redeem or otherwise acquire Equity Interests and Subordinated Notes issued by any of them in an aggregate amount not to exceed $400,000,000; Restricted Payments made by the Borrower after the effective date of the Second Amendment to this Agreement shall be deemed to be made, first, under this subparagraph (7), and, after the full amount of payments permitted under this subparagraph (7) have been made, then under subparagraph (5) above."

2.             Conditions.  Unless otherwise agreed by the Required Lenders, this Amendment shall not be effective unless all of the conditions precedent described below shall have been satisfied:

2(a)         Deliveries.  There shall have delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, each of the following (with sufficient copies for each of the Lenders):

(1)  A copy of this Amendment duly executed by the Borrower and the Required Lenders;

(2)  A certificate of an Authorized Officer of the Borrower certifying (a) the names and true signatures of the officers of the Borrower authorized to sign this Amendment; (b) that, except as are attached thereto, there have been no amendments or modifications to the Organization Documents of the Borrower delivered as of the Closing Date, (c) no event has occurred that could result in a Material Adverse Effect, and (d) no event has occurred that would be a Potential Default or Event of Default under the Credit Agreement.

2(b)         Other Actions.  All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

2(c)         Satisfaction of Administrative Agent.  All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

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3.             Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

3(a)  Existence, Qualification and Power.  The Borrower (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute and deliver this Amendment and to perform its obligations under this Amendment and the Credit Agreement, as amended hereby and (c) is duly qualified and is licensed and in good standing under the Requirements of Law of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except to the extent that the failure to have such qualification or license could not reasonably be expected to have a Material Adverse Effect.

3(b)  Authorization; No Contravention.  The execution and delivery of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation (other than under the Credit Agreement) of the Borrower or any of its Subsidiaries or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Requirement of Law.  The Borrower and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

3(c)  Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery of the this Amendment by the Borrower or performance by or enforcement against the Borrower of this Amendment or the Credit Agreement.

3(d)  Binding Effect.  This Amendment and the Credit Agreement have been, duly executed and delivered by the Borrower.  This Amendment and the Credit Agreement as amended hereby constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insurance or similar laws affecting the enforcement of creditors' rights generally.

4.             Miscellaneous Provisions.

4(a)  Reaffirmation and Ratification.  The Borrower, and by its signature below, any Guarantor, hereby reaffirms all of its agreements under the Credit Agreement, as amended hereby, and the Loan Documents to which it is a party, and ratifies all action taken and not taken thereunder on or prior to the effectiveness of this Amendment.

4(b)  Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

4(c)  Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its choice of law rules.

4(d)  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

MENTOR CORPORATION,
a Minnesota corporation

By: /s/Loren L. McFarland
       Loren L. McFarland
      Vice President and Chief Financial Officer

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BANK OF THE WEST, as Administrative Agent

By: /s/Karen L. Panici
Name:     Karen L. Panici
Title:       Vice President

BANK OF THE WEST, as a Lender

By: /s/David G. Kronen
Name:     David G. Kronen
Title:       Senior Vice President

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UNION BANK OF CALIFORNIA, N.A., as Syndication Agent and a Lender

By: /s/John C. Kase
Name:     John C. Kase
Title:       Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and a Lender

By: /s/Matthew J. Sweetman
Name:     Matthew J. Sweetman
Title:       Vice President

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THE GOVERNOR & COMPANY OF THE BANK OF IRELAND, as a Lender

By: /s/Ciaran Doyle
Name:     Ciaran Doyle
Title:       Authorized Signatory

By: /s/Mary Gaffney
Name:     Mary Gaffney
Title:       Authorized Signatory

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COMERICA BANK, as a Lender

By: /s/Elise M. Walker
Name:     Elise M. Walker
Title:       Vice President

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PACIFIC CAPITAL BANK, N.A., a national banking association doing business as Santa Barbara Bank & Trust, as a Lender

By: /s/Thomas J. Prendiville
Name:     Thomas J. Prendiville
Title:       Senior Vice President
                Senior Relationship Manager

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U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/Timothy D. Myers
Name:     Timothy D. Myers
Title:       Vice President

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FIRST BANK, as a Lender

By: /s/Tjalling Terpstra
Name:     Tjalling Terpstra
Title:       Vice President

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REAFFIRMATIONS

AS OF THE DATE FIRST ABOVE WRITTEN, THE UNDERSIGNED GUARANTOR acknowledges receipt of a copy of the foregoing Amendment, reaffirms each of the Loan Documents to which it is a party (the "Guarantor Documents"), acknowledges that the execution and delivery of the Amendment and the performance of the Credit Agreement, as amended thereby, have no affect on such Guarantor's agreements and obligations under the Guarantor Documents, all of which remain the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

MENTOR TEXAS L.P.,

 By:         Mentor Texas GP LLC, its General Partner

                By:  /s/Loren L. McFarland
                        Loren L. McFarland, Vice President and Chief
                        Financial Officer

The undersigned Guarantor acknowledges the foregoing Amendment and the terms and conditions of its release as a Guarantor.

MENTOR MINNESOTA INC.

 By:         /s/Loren L. McFarland
                Loren L. McFarland, Secretary and Treasurer

Reaffirmation Signature Page